Exhibit 99.1

FOR IMMEDIATE RELEASE

SomaLogic acquires DNA nanotechnology leader Palamedrix to develop the next-generation SomaScan® Assay

•	Brings differentiated miniaturization technology, scientific and engineering expertise, and enhanced ease-of-use capabilities to SomaLogic’s platform while expanding footprint to San Diego, CA

BOULDER, Colo. and SAN DIEGO, Calif. (July 26, 2022) — SomaLogic (NASDAQ: SLGC), a leader in AI data-driven proteomics technology, today announced it entered into an agreement to acquire Palamedrix, Inc., an innovator in DNA nanotechnology. Palamedrix provides deep scientific and engineering expertise, miniaturization technology and enhanced ease-of-use capabilities that SomaLogic intends to leverage as it develops the next generation of the SomaScan® Assay. The acquisition brings two leading technologies together which SomaLogic believes will accelerate SomaScan Platform utilization in global biopharma and academic markets, as well as the emerging proteomic diagnostics space.

“We are excited to announce our strategic acquisition of Palamedrix, accelerating our vision to make the SomaScan Platform more accessible to a broader group of customers, and to meet their diverse needs,” said SomaLogic Chief Executive Officer Roy Smythe. “This acquisition enhances our future opportunity for growth while allowing SomaLogic to maintain its strong balance sheet. It also expands our footprint to San Diego, California, one of the nation’s leading biotechnology centers of excellence as we continue our work to leverage the power of proteomics to positively impact human health.”

Under the terms of the merger agreement, SomaLogic will pay at closing $35 million, comprising $14 million in cash and $21 million in SomaLogic common stock. Up to an additional $17.5 million may be paid in connection with the achievement of certain future revenue-based milestones. The transaction is expected to close in the third quarter of 2022 and is not expected to contribute to SomaLogic 2022 revenue.

Palamedrix’s technology uses DNA-based biosensors that capture small molecules present in biological samples to pinpoint the presence of any analyte with single-molecule accuracy. The platform can organize and interrogate many millions of these biosensors on a surface to deliver comprehensive data and a complete view of a patient’s biochemistry from a single sample.

As part of the transaction, SomaLogic will obtain the intellectual property covering Palamedrix’s core DNA-based technology platform for the integration of molecular biosensors onto chips. This acquisition gives SomaLogic options to create assay formats to meet the varying needs of the company’s customers. The Palamedrix team will continue to work from the company’s La Jolla-based offices and lab space. The San Diego area is a leading hub for biotechnology and offers SomaLogic increased opportunities for talent acquisition as well as research and commercial partnerships.

“Joining SomaLogic allows us to use our leading molecular engineering expertise to contribute to the company’s impressive product roadmap. We share a goal of accelerating our technologies into a new era of proteomics-based biomedical research, clinical diagnostics and precision medicine,” said Palamedrix Chief Executive Officer Shane Bowen.

About SomaLogic

SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

Cowen and Company, LLC acted as exclusive financial advisor and Gibson, Dunn & Crutcher LLP acted as outside legal counsel to SomaLogic.

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com

Investor Contacts

Lauren Glaser

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Marissa Bych

Gilmartin Group LLC

Marissa@gilmartinir.com